AMENDMENT NO. 2 TO INVESTMENT ADVISORY AGREEMENT


     This Amendment No. 2 to the Investment Advisory Agreement (the "Agreement") dated February 12, 2001, as amended on ______________, by and between Met Investors Advisory Corp. (now known as Met Investors Advisory LLC) (the "Manager") and OppenheimerFunds, Inc. (the "Adviser") with respect to the Oppenheimer Capital Appreciation Portfolio ("Portfolio"), is entered into effective the 1st day of November, 2006.

     WHEREAS  the  Agreement   provides  for  the  Adviser  to  provide  certain
investment advisory services to the Manager, for which the Adviser is to receive agreed upon fees; and

     WHEREAS the Manager and the Adviser desire to make certain changes to the Agreement;

     NOW, THEREFORE, the Manager and the Adviser hereby agree that the Agreement is amended as follows:

     1. Schedule A of the Agreement hereby is amended to change the Adviser's fee to the following:



                                                                 Percentage of average daily net assets
------------------------------------------------------------ ---------------------------------------------------------

Oppenheimer Capital Appreciation Portfolio                   0.40% of the first $150 million of such assets, plus
                                                             0.375% of such assets over $150 million up to $300
                                                             million, plus 0.35% of such assets over $300 million up
                                                             to $500 million, plus 0.30% of such assets over $500
                                                             million up to $700 million, plus 0.275% of such assets
                                                             over $700 million up to $900 million, plus 0.25% of
                                                             such assets over $900 million
------------------------------------------------------------ ---------------------------------------------------------


     2. All other terms and conditions of the Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed on the 1st day of November, 2006.



                                          MET INVESTORS ADVISORY LLC

                                          By:______________________________
                                             Authorized Officer

                                           OPPENHEIMERFUNDS, INC.

                                             By:______________________________
                                              Authorized Officer